UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): March 16, 2009

AMERICAN LAND LEASE, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-09360	84-1038736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29399 US Hwy 19 North, Suite 320

Clearwater, FL 33761

(Address of Principal Executive Offices) (Zip Code)

(727) 726-8868

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 16, 2009, American Land Lease, Inc., a Delaware corporation (“the Company”), announced that its common stockholders approved the previously announced merger of GCP Sunshine Acquisition, Inc., an affiliate of Green Courte Partners, LLC, a Chicago-based private equity investment firm, with and into the Company. Each share of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the merger will remain outstanding as a share of 7.75% Series A Cumulative Redeemable Preferred Stock of the Company following the consummation of the merger having the same powers, rights and preferences. A copy of the press release announcing the approval of the merger is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company intends to file a Form 15 on March 16, 2009 to terminate the registration of its common stock and Series A Preferred Stock under the Securities Exchange Act of 1934, as amended.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 16, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.

Dated: March 16, 2009	By:	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 16, 2009

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